 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the MabVax Therapeutics Holdings, Inc.’s (the “Company”) Current Report on a Form 8-K, filed with the Commission on February 6, 2017, on February 2, 2018 and February 3, 2018, the Company accepted subscriptions for the sale of $2,100,000 of units of its securities, with each unit consisting of one share of common stock (or, at the election of any Investor who, as a result of receiving common stock would hold in excess of 4.99% of our issued and outstanding common stock, shares of our newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”)) and a three year warrant to purchase shares of common stock at a price per share of $0.90, equal to seventy percent (70%) of such number of shares of common stock purchased (or, if Series M Preferred Stock, seventy percent (70%) of the shares of common stock issuable upon conversion of the Series M Preferred Stock), at a per unit price of $0.75. On February 9 and 10, 2018, the Company entered into separate purchase agreements (the “Purchase Agreements”) with accredited investors pursuant to which it agreed to sell an additional $650,000 worth of units on the same terms as previously reported. Of the additional Purchase Agreements accepted, investors elected $100,000 to be in the form of shares of Series M Preferred Stock. The net proceeds from the additional Purchase Agreements were $645,000 after transaction costs estimated to be $5,000.  The additional Purchase Agreements, together with subscriptions previously reported on February 6, 2018, brings the total subscriptions to $2.75M, or approximately $2.70M after transaction costs, and completes the total amount designated in the form of securities purchase agreement included with the Current Report on a Form 8-K filed with the Commission on February 6, 2018. Neither the Series M Preferred Stock nor the warrants will be separately listed on any securities exchange or other trading market.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

The shares of common stock, Series M Preferred Stock, warrants, and the shares of common stock issuable upon conversion of the Series M Preferred Stock and exercise of the warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: February 12, 2018	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer